INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

Board of Directors and Stockholders of
Proficient Systems, Inc.

We have reviewed the accompanying consolidated balance sheets of Proficient Systems, Inc. as of June 30, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the six months ended June 30, 2006 and 2005. These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

On June 22, 2006 the Company’s Board of Directors and shareholders entered into a plan of merger with LivePerson, Inc., a Delaware corporation. The merger was accomplished in July 2006. Under this plan, the outstanding equity of the Company was exchanged for equity in LivePerson, Inc. Readers of these financial statements should refer to the merger agreement for a more complete description of the transaction.

/s/ Moore Stephens Tiller LLC

Atlanta, Georgia
July 28, 2006

Proficient Systems, Inc.
Consolidated Balance Sheets
June 30, 2006 and 2005

Assets

	2006	2005
Current Assets
Cash and cash equivalents	$879,959	$2,023,352
Trade receivables	878,457	272,764
Other current assets	163,273	200,064
Total current assets	1,921,689	2,496,180

Property and Equipment
Computers	1,517,821	1,018,852
Leasehold improvements	15,337	15,337
Software	915,886	856,767
Furniture and fixtures	78,339	77,024
	2,527,383	1,967,980
Less accumulated depreciation and amortization	(1,924,568)	(1,365,625)
	602,815	602,355

Other Assets	301,482	47,010

	$2,825,986	$3,145,545

Liabilities and Stockholders' Equity
Current Liabilities
Current portion of capital lease obligation	$24,484	$48,297
Current portion of equipment loan	224,159	162,081
Current portion of leases payable	-	28,856
Accounts payable	289,656	203,933
Accrued expenses	427,607	262,086
Deferred revenue	913,744	450,883
Total current liabilities	1,879,650	1,156,136

Long-term Liabilities
Equipment loan, less current portion	178,507	-
Bridge financing	3,000,000	-
Total long-term liabilities	3,178,507	-

Stockholders' Equity
Common stock	2,304	2,303
Preferred stock	25,821	25,153
Additional paid-in capital	22,163,800	21,576,634
Accumulated deficit	(24,430,395)	(19,613,652)
	(2,238,470)	1,990,438
Less treasury stock, at cost	-	(1,029)
	(2,238,470)	1,989,409
Minority interest	6,299	-

	$2,825,986	$3,145,545

See independent accountants' review report and notes to financial statements.

Proficient Systems, Inc.
Consolidated Statements of Operations
For the Six Months Ended June 30, 2006 and 2005

	2006	2005

Revenue	$1,707,550	$1,244,079

Costs of Revenue	504,628	406,351

Gross margin	1,202,922	837,728

Operating Expenses
Depreciation	39,850	43,951
Employee benefits	303,157	283,101
Professional fees and insurance	217,756	116,416
Rent	206,106	127,574
Salaries and wages	1,938,041	1,761,444
Sales and marketing	238,414	161,609
General and administrative	439,658	180,062
Total operating expenses	3,382,982	2,674,157

Operating loss	(2,180,060)	(1,836,429)

Other Income (Expense)
Interest income	31,140	14,514
Interest expense	(214,164)	(7,936)
	(183,024)	6,578

Net loss	$(2,363,084)	$(1,829,851)

See independent accountants' review report and notes to financial statements.

Proficient Systems, Inc.
Consolidated Statements of Changes in Stockholders' Equity
For the Six Months Ended June 30, 2006 and 2005

	New Series A Preferred Stock	New Series B Preferred Stock	Minority Interest	Old Series Preferred Stock	Common stock	Additional Paid-in Capital	Accumulated Deficit	Treasury Stock	Total Stockholders’ Equity

Balance at January 1, 2005	$-	$-	$-	$65,884	$9,386	$17,439,314	$(17,783,801)	$(1,029)	$(270,246)
Net loss	-	-	-	-	-	-	(1,829,851)	-	(1,829,851)
Recapitalization	15,896	-	-	(65,884)	(7,083)	57,071	-	-	-
Issuance of New Series B shares	-	8,909	-	-	-	3,924,345	-	-	3,933,254
Shares issued for compensation	-	348	-	-	-	155,904	-	-	156,252
Balance at June 30, 2005	$15,896	$9,257	$-	$-	$2,303	$21,576,634	$(19,613,652)	$(1,029)	$1,989,409

Balance at January 1, 2006	$15,896	$9,646	$-	$-	$2,304	$21,830,323	$(22,149,604)	$-	$(291,435)
Net loss	-	-	-	-	-	-	(2,363,084)	-	(2,363,084)
Shares issued for compensation	-	279	-	-	-	174,722	-	-	175,001
Minority interest:
Issuance of Proficient UK shares for incorporation	-	-	2	-	-	-	-	-	2
Issuance of Proficient UK B shares	-	-	52,219	-	-	-	-	-	52,219
Issuance of Proficient UK Series C Preferred stock	-	-	36,371	-	-	-	-	-	36,371
Allocation of minority interest in losses	-	-	(82,293)	-	-	-	82,293	-	-
Warrants issued in connection with bridge financing	-	-	-	-	-	158,755	-	-	158,755
Balance at June 30, 2006	$15,896	$9,925	$6,299	$-	$2,304	$22,163,800	$(24,430,395)	$-	$(2,232,171)

See independent accountants' review report and notes to financial statements.

Proficient Systems, Inc.
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2006

	2006	2005
Cash Flows from Operating Activities
Net loss	$(2,363,084)	$(1,829,851)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	259,479	170,805
Stock issued for compensation	174,994	156,252
Changes in operating assets and liabilities:
Receivables	(474,303)	(190,270)
Other current assets	(57,605)	(22,506)
Other assets	42,772	(1,006)
Accounts payable	92,990	(44,317)
Accrued expenses	(31,009)	(121,657)
Deferred revenue	109,707	(214,268)
Net cash used in operating activities	(2,246,059)	(2,096,818)

Cash Flows from Investing Activities
Acquisition of property and equipment	(147,114)	(124,934)
Net cash used in investing activities	(147,114)	(124,934)

Cash Flows from Financing Activities
Proceeds from long-term debt	149,781	-
Payments on long-term debt	(104,129)	-
Proceeds from bridge financing	2,100,000	-
Proceeds from issuance of stock, net	88,598	3,933,254
Payments on capital lease	(27,512)	(23,140)
Net cash provided by financing activities	2,206,738	3,910,114

Net change in cash	(186,435)	1,688,362

Cash at January 1	1,066,394	334,990

Cash at June 30	$879,959	$2,023,352

Cash payments for interest	$214,164	$214,164

See independent accountants' review report and notes to financial statements.

Proficient Systems, Inc.
Notes to Consolidated Financial Statements

1. Description of the Business and Basis of Presentation

Proficient Systems, Inc. (the “Company” or “Proficient”) was incorporated in the state of Georgia on November 2, 2000. The Company was reorganized effective February 10, 2005, as further described in Note 5. Proficient develops software that will be the infrastructure for connecting a network of accredited, experienced and product-knowledgeable sales personnel with opportunities to sell complex goods and services more effectively in a variety of consultative, online transactional environments. The Company has chosen to initially develop an enterprise software solution connecting its customers’ salespeople to their web sales sites and giving them the tools to interact with their customers. Proficient has targeted specific industries that sell products online that would benefit from interactive sales assistance.

On June 22, 2006 the Company’s Board of Directors and shareholders entered into a plan of merger with LivePerson, Inc., a Delaware corporation. The merger was accomplished in July 2006. Under this plan, the outstanding equity of the Company was exchanged for equity in LivePerson, Inc. Readers of these financial statements should refer to the merger agreement for a more complete description of the transaction.

2. Summary of Significant Accounting Policies

Principles of Consolidation

As of February 1, 2006, the Company formed a subsidiary (the “Subsidiary”) based in the United Kingdom.  On the same date, this subsidiary acquired a majority interest in a UK company that is dedicated to selling and servicing the Company's products for customers in Europe.  In the event of certain circumstances involving a change of control of the Company, the minority shareholders of this UK subsidiary have certain rights to receive a portion of the proceeds that otherwise would go to selling shareholders. The accounts of this subsidiary have been consolidated into these financial statements; all intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers short-term investments with original maturity dates of 90 days or less at the date of purchase to be cash equivalents. On occasion, the Company maintains balances at federally insured depositories in excess of insured limits. Management monitors the soundness of the financial institutions and believes its exposure to loss is minimal.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and accounts receivable. Cash equivalents are held primarily with one financial institution. The Company has recorded no allowance for doubtful accounts against the accounts receivable balances. The Company provides an allowance for doubtful accounts against accounts receivable balances based on review of the current status of existing receivables, historical collection experience, and management’s evaluation of the effect of existing economic conditions. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Receivables are charged to the allowance account when deemed to be uncollectible.

See independent accountants’ review report.

Proficient Systems, Inc.
Notes to Consolidated Financial Statements

For the six months ended June 30, 2006, five customers collectively accounted for approximately 53% of revenue. Included in accounts receivable at June 30, 2006 was approximately $314,612 related to these customers.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value due to the short maturity of these instruments. The carrying value of debt approximates its fair value since the debt bears interest at market rates.

Property and Equipment

Property and equipment, which includes assets held under capital leases, are stated at cost. Computer equipment is depreciated using the double-declining balance method over three years. Leasehold improvements are amortized over the remaining life of the tenant lease. All other property and equipment is depreciated using the straight-line method over the estimated life of the asset, ranging from 3 to 7 years.

If facts and circumstances indicate that the remaining property and equipment or other assets may be impaired, an evaluation of continuing value would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with these assets would be compared to their carrying amount to determine if a write down to fair value or discounted cash flow value is required.

Marketing and Advertising Costs

Marketing and advertising costs are expensed in the period in which they are incurred. The Company incurred such costs totaling $238,414 and $161,609 for the six months ended June 30, 2006 and 2005, respectively.

Income Taxes

The Company accounts for income taxes using the liability method in accordance with FASB Statement 109, Accounting for Income Taxes. Under the liability method, the Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Using the enacted tax rates in effect for the year in which the differences are expected to reverse, deferred tax liabilities and assets are determined based on the differences between the book basis for financial reporting and the tax basis of an asset or liability.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenue consists primarily of fees from subscription agreements for providing hosted software and services. The Company also derives revenue from the licensing of software; fees from consulting, implementation and training services (collectively, “professional services”), plus customer support services and software enhancement.

See independent accountants’ review report.

Proficient Systems, Inc.
Notes to Consolidated Financial Statements

Fees from subscription agreements are recognized ratably over the term of the agreement.

The Company recognizes software license revenue under Statement of Position No. 97-2, Software Revenue Recognition (“SOP 97-2”), as amended by Statement of Position No. 98-9, Software Revenue Recognition, With Respect to Certain Transactions (“SOP 98-9”), specifically when the following criteria are met: (1) a signed contract is obtained; (2) delivery of the product has occurred; (3) the license fee is fixed or determinable; and (4) collectibility is probable. SOP 98-9 requires recognition of revenue using the “residual method” when (1) there is vendor-specific objective evidence of the fair values of all undelivered elements in a multiple-element arrangement that is not accounted for using long-term contract accounting; (2) vendor-specific objective evidence of fair value does not exist for one or more of the delivered elements in the arrangement; and (3) all revenue-recognition criteria in SOP 97-2, other than the requirement for vendor-specific objective evidence of the fair value of each delivered element of the arrangement are satisfied. For those contracts that contain significant customization or modifications, license revenue would be recognized under the percentage of completion method. Software enhancement subscriptions, which consist of fees for the license of the Company’s software and maintenance of the software and related hardware, are generally paid monthly and recognized ratably over the term of the arrangement.

Fees from professional services performed by the Company are generally billed on an hourly basis, and revenue is recognized as the services are performed. Revenue related to fixed-fee based contracts is recognized on a percent complete basis based on the hours incurred. Project losses are provided for in their entirety in the period in which they become known. Revenue related to customer support services and hosting services are generally paid in advance and recognized ratably over the term of the agreement, typically 12 months.

Deferred revenue represents amounts billed or collected in advance of the applicable subscription period or prior to complete performance of professional services, customer support services or other significant obligations that remain under license agreements.

Software Development Costs

Software development costs incurred prior to the establishment of technological feasibility are expensed as incurred. Proficient defines establishment of technological feasibility as the completion of a working model. Software development costs incurred subsequent to the establishment of technological feasibility through the period of general market availability of the products are capitalized, if material, after consideration of various factors, including net realizable value. To date, software development costs that are eligible for capitalization have not been material and have been expensed. Total software development costs expensed were $497,000 and $601,000 for the six months ended June 30, 2006 and 2005, respectively.

See independent accountants’ review report.

Proficient Systems, Inc.
Notes to Consolidated Financial Statements

Stock Based Compensation

The Company adopted FAS 123R Share-Based Payment on January 1, 2006. This requires the Company to expense the estimated fair value of options granted subsequent to January 1, 2006.

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: weighted average risk-free interest rate of 4.4%; volatility of 60%; a dividend yield of 0%; and weighted-average expected life of the options of 10 years.

The resulting compensation cost related to options was not significant.

3. Financing Arrangements

Equipment Loan

On June 30, 2005, the Company entered into a note agreement with a bank providing for borrowings of $750,000. Interest accrues on borrowings at the bank’s prime rate plus 2%. The arrangement provides for payments of interest only through December 31, 2005, at which time the unpaid principal is due monthly in an amount equal to 1/24 of the principal balance at December 31, 2005, together with interest on the remaining unpaid principal and any additional borrowings. The note is secured by an interest in corporate assets. At June 30, 2006 and 2005, borrowings totaled $402,666 and $162,081, respectively.

Bridge Financing

On December 30, 2005, the Company entered into a financing arrangement with certain parties, all of which are stockholders or affiliates of stockholders, to fund working capital requirements. The agreement provided for maximum borrowing of $2,500,000, funded over a series of closings, the first of which occurred in December 2005. The agreement requires the Company to issue the lender warrants to purchase shares of Series B Preferred stock in an amount equal to 20% of the value of the funding, divided by $4.49, at each closing. When entering into this agreement, the Company also restated its Articles of Incorporation to provide certain anti-dilution and preemptive rights protections to existing shareholders.

The first funding, which occurred on December 30, 2005, was for $900,000. The notes provide for interest at an annual rate of 12%, paid annually; and a security interest in corporate assets (subordinate to the equipment note described above). All unpaid principal and accrued interest are due March 31, 2008. Warrants for the purchase of 40,087 shares of Series B Preferred shares at a strike price of $4.49 per share were issued as a part of the financing.

The second funding, which occurred on February 3, 2006, was for $1,600,000. The notes provide for interest at an annual rate of 12%, paid annually; and a security interest in corporate assets (subordinate to the equipment note described above). All unpaid principal and accrued interest are due March 31, 2008. Warrants for the purchase of 71,267 shares of Series B Preferred shares at a strike price of $4.49 per share were issued as a part of the financing.

See independent accountants’ review report.

Proficient Systems, Inc.
Notes to Consolidated Financial Statements

In addition, on June 22, 2006, the Company entered into a new financing arrangement with certain parties, all of which are stockholders or affiliates of stockholders, to fund working capital requirements. The agreement provided for maximum borrowing of $500,000, which was funded on June 30, 2006. Interest accrues on borrowings at an annual rate equal to 12%, calculated quarterly. The remaining unpaid principal, together with any unpaid accrued interest, is due to be repaid on March 31, 2008.

4. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax assets and liabilities as of June 30, 2006 are as follows:

Deferred income tax assets:
Net operating loss carryforwards	$9,050,000
Depreciation	63,000
Less valuation allowance	(9,113,000)
Net deferred income taxes	$-

For federal income tax purposes at June 30, 2006 and 2005, the Company has net operating loss carryforwards of approximately $23.8 million and $19.1 million that begin expiring in 2020. A full valuation allowance was recorded against the net deferred tax asset given the uncertainty regarding the realization of the net deferred tax asset. The amount of net operating losses available to offset future taxable income may be limited due to changes in ownership.

See independent accountants’ review report.

Proficient Systems, Inc.
Notes to Consolidated Financial Statements

5. Stockholders’ Equity

Parent Company (Proficient Systems, Inc.)

On February 10, 2005 the Parent Company’s capital structure was reorganized. Shareholders of record on that date received new shares under a conversion formula that is more fully described in the underlying recapitalization agreement. Readers of these financial statements should refer to that document for a more complete understanding of the reorganization.

Capital stock is authorized at 30,000,000 shares, of which 20,000,000 shares are $0.01 par common and 10,000,000 are $0.01 par preferred. Of the preferred stock, 1,597,671 shares are designated Series A Preferred, and 1,057,907 are designated Series B Preferred.

During the six months ended June 30, 2006 and 2005, the Company issued 27,840 and 27,840 shares, respectively, of Series B Preferred shares under a compensation arrangement with a key executive.

At June 30, 2006 shares issued and outstanding were as follows:

Equity Issue	Issued and Outstanding

Common	230,395
Series A Preferred	1,589,639
Series B Preferred	992,485

Dividends
If declared, dividends are first paid on Series B Preferred shares at a rate of 8% per share, per year, noncumulative. After Series B Preferred dividends are fully paid, Series A Preferred shares are entitled to dividends at 8% per share, per year, noncumulative. Any remaining dividends are allocated ratably among Series A Preferred, Series B Preferred, and common shares.

Liquidation Preference
In the event of liquidation, Series B Preferred holders receive the Original Series B issue price plus declared but unpaid dividends. After Series B Preferred holders are fully paid, Series A Preferred holders receive the Original Series A issue price plus declared but unpaid dividends. Any remaining assets are then distributed ratably among the Series A Preferred, Series B Preferred, and common shares.

Redemption
None of the Series A Preferred or Series B Preferred shares are redeemable.

Conversion
Preferred shares are convertible into common shares under a formula described in the revised Articles of Incorporation.

See independent accountants’ review report.

Proficient Systems, Inc.
Notes to Consolidated Financial Statements

Voting Rights
Preferred stockholders generally vote along with the common stockholders as if their Preferred shares were converted to common shares.

Subsidiary (Proficient Europe Limited)

The Subsidiary capital stock is authorized at 600,000 shares, of which 100,000 shares are £0.10 par common and 500,000 are £1.00 par preferred. Of the common stock, 60,000 shares are designated Series A Common and 40,000 are designated Series B Common.

At June 30, 2006 shares issued and outstanding were as follows:

Equity Issue	Issued and Outstanding

	Proficient Systems, Inc.	Minority Shareholders	TOTAL

Series A Common	60,000	-	60,000
Series B Common	-	40,000	40,000
Series C Preferred	14,705	1,178	15,883

Dividends
If declared, the C Shares will carry an annual 8% cumulative dividend compounded annually, payable upon a liquidation or redemption. For any other dividends or distributions, participation with other classes of shares of the Company will be based on a pro rata basis.

Liquidation Preference
In the event of liquidation, Series C Preferred holders receive the Original Series C purchase price plus declared but unpaid dividends. The balance of any proceeds shall be distributed ratably to the other holders of Series A Common and Series B Common shares.

Redemption
None of the Series A Common or Series B Common shares are redeemable. The Series C Shares shall be redeemable from funds legally available for distribution at the option of holders of at least 50% of the C Shares commencing any time after the fifth anniversary of the Closing at a price equal to the Original Purchase Price plus all declared but unpaid dividends.

Voting Rights
The C Preferred stockholders generally vote together with the other classes of shares of the Company with one vote per share, and not as a separate class.

See independent accountants’ review report.

Proficient Systems, Inc.
Notes to Consolidated Financial Statements

6. Equity Awards

The Company’s Board of Directors adopted the Stock Option, Management Incentive, and Director Option Plan (collectively known as the “Plan”) that provides for grants of incentive stock options and non-qualified stock options to employees and to outside consultants to purchase a total of 895,463 shares of the Company’s Common Stock. The stock options granted to employees generally vest over a four-year period with 25% exercisable on the first anniversary of the date of grant and the remaining 75% vesting monthly at a rate of 1/48 for 36 months. Stock options to employees generally expire ten years from the date of grant. Non-qualified stock options granted to consultants and advisors generally vest immediately and expire seven years from the date of grant. Options granted to directors vest immediately and expire in ten years.

Common Stock Options

The following table summarizes the Company’s common stock option activity:

	Non- Qualified Stock Options	Weighted-Average Exercise Price Per Share

Outstanding January 1, 2006	797,288	$1.12
Granted	60,050	$1.12
Forfeited	(148,356)	$1.12
Outstanding at June 30, 2006	708,982	$1.12

Exercisable at June 30, 2006	445,799	$1.12

The weighted-average remaining contractual life of the stock options outstanding as of June 30, 2006 is 7 years.

See independent accountants’ review report.

Proficient Systems, Inc.
Notes to Consolidated Financial Statements

	Non- Qualified Stock Options	Weighted-Average Exercise Price Per Share

Outstanding January 1, 2005 (before recapitalization)	1,550,028	$0.58
Granted (before recapitalization)	1,000	$0.25
Forfeited (before recapitalization)	(12,000)	$0.95
Outstanding prior to recapitalization	1,539,028	$0.58

Outstanding after recapitalization	369,366	$1.12
Granted	60,050	$1.12
Outstanding at June 30, 2005	429,416	$1.12

Series A Options

As a part of the recapitalization, 2,132 Old Series B options were converted to 533 New Series A options, with a strike price of $8.90 per share. These options are fully vested and expire in November 2011.

Other Grants

As of November 2004 the Company entered into an employment agreement with a key executive providing for equity compensation paid quarterly through December 31, 2007. The amount of compensation is computed using a formula based on the most recent price of the most senior preferred stock of the Company. During the six months ended June 30, 2006 and 2005, 27,840 and 27,840 Series B Preferred shares were issued under this arrangement.

Compensation expense related to these grants was not significant.

As described in Note 3, on February 3, 2006 warrants for the purchase of 71,267 shares of Series B Preferred shares at a strike price of $4.49 per share were issued.

7. Employee Benefits

On January 1, 2001, the Company established a 401(k) plan that covers substantially all employees. Employees who are eligible to participate under the plan can contribute up to 20% of their base salary (up to an amount limited by statute) and any employer matching contribution is discretionary. The Company’s contribution to the 401(k) plan for the six months ended June 30, 2006 and 2005 was not significant.

See independent accountants’ review report.

Proficient Systems, Inc.
Notes to Consolidated Financial Statements

8. Lease Commitments

During January 2001, the Company entered into a 24-month operating lease for office space from February 2001 through February 2003. During February 2003, the Company renewed the lease for their office space and entered into a 36-month operating lease from February 2003 through February 2007. Rent expense for these leases totaled $142,962 and $127,574 for the six months ended June 30, 2006 and 2005, respectively.

Future minimum rental payments (excluding any estimate of operating costs and considering the lease renewal in February 2003) under noncancellable operating leases with terms of one year or more at June 30, 2006 were not significant.

The Subsidiary leases its space on a short-term lease. There was no rent expense for the six months ended June 30, 2005; for the six months ended June 30, 2006, rent expense was $63,144.

9. Capital Leases

During the year ended December 31, 2003, the Company entered into a capital lease agreement to finance computer hardware. The capital lease bears interest at 17.9% per year and has a term of 36 months. The related computer hardware secures the capital lease. The remaining unpaid principal is due to be repaid during 2006.

The net book value of assets under capital lease was insignificant at both June 30, 2006 and 2005.

See independent accountants’ review report.

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders of
Proficient Systems, Inc.

We have audited the accompanying balance sheets of Proficient Systems, Inc. as of December 31, 2005 and 2004, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Proficient Systems, Inc. at December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming Proficient Systems, Inc. will continue as a going concern. As more fully described in Note 1, the Company has an accumulated deficit from losses incurred since inception. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

/s/ Moore Stephens Tiller LLC

Atlanta, Georgia
May 5, 2006

Proficient Systems, Inc.

Balance Sheets

December 31, 2005 and 2004

Assets
	2005	2004
Current Assets
Cash and cash equivalents	$1,066,394	$334,990
Trade receivables	404,154	82,494
Inventory	-	136,800
Other current assets	105,668	40,758
Total current assets	1,576,216	595,042

Property and Equipment
Computers	1,371,204	798,199
Leasehold improvements	15,337	15,337
Software	915,387	790,808
Furniture and fixtures	78,339	77,024
	2,380,267	1,681,368
Less accumulated depreciation and amortization	(1,665,087)	(1,195,937)
Property and Equipment, net	715,180	485,431

Other Assets	185,498	46,718
	$2,476,894	$1,127,191
Liabilities and Stockholders' Equity
Current Liabilities
Current portion of capital lease obligation	$51,996	$48,297
Current portion of equipment loan	178,507	-
Accounts payable	196,666	248,250
Accrued expenses	458,616	383,743
Deferred revenue	804,037	665,151
Total current liabilities	1,689,822	1,345,441

Long-term Liabilities
Capital lease obligation, less current portion	-	51,996
Equipment loan, less current portion	178,507	-
Bridge financing	900,000	-
Total long-term liabilities	1,078,507	51,996

Stockholders' Equity
Common stock	2,304	9,386
Preferred stock	25,542	65,884
Additional paid-in capital	21,830,323	17,439,314
Accumulated deficit	(22,149,604)	(17,783,801)
	(291,435)	(269,217)
Less treasury stock, at cost	-	(1,029)
	(291,435)	(270,246)
	$2,476,894	$1,127,191

See accompanying notes.
2

Proficient Systems, Inc.

Statements of Operations

For the Years Ended December 31, 2005 and 2004

	2005	2004

Revenue	$2,194,366	$1,763,944

Costs of Revenue	879,074	496,830

Gross margin	1,315,292	1,267,114

Operating Expenses
Depreciation	97,812	252,138
Employee benefits	508,036	505,595
Professional fees and insurance	308,354	253,947
Rent	245,565	246,152
Salaries and wages	3,750,145	3,664,138
Sales and marketing	254,208	243,034
General and administrative	508,748	657,336
Total Operating Expenses	5,672,868	5,822,340

Operating Loss	(4,357,576)	(4,555,226)

Other Income (Expense)
Interest income	22,475	22,035
Interest expense	(24,262)	(19,083)
Other, net	(6,440)	(2,351)
	(8,227)	601

Net loss	$(4,365,803)	$(4,554,625)

See accompanying notes.

3

Proficient Systems, Inc.

Statement of Changes in Stockholders' Equity

For the Years Ended December 31, 2005 and 2004
	Old Series A and A-1 Preferred Stock	Old Series B Preferred Stock	Old Series C Preferred Stock	Old Series C Stock Subscribed	New Series A Preferred Stock	New Series B Preferred Stock	Common stock	Additional Paid-in Capital	Deferred Compensation	Accumulated Deficit	Subscriptions Receivable	Treasury Stock	Total Stockholders’ Equity

Balance at December 31, 2003	$3,843	$40,646	$20,694	$173	$-	$-	$9,385	$17,341,351	$(154,476)	$(13,229,176)	$(55,603)	$(839)	$3,975,998
Net loss	-	-	-	-	-	-	-	-	-	(4,554,625)	-	-	(4,554,625)
Amortization of unearned compensation and re-purchase of restricted stock	-	-	-	-	-	-	-	-	154,476	-	-	-	154,476
Payment for subscribed shares	-	-	-	-	-	-	-	-	-	-	55,603	-	55,603
Issuance of Series C Preferred stock	-	-	701	(173)	-	-	-	97,963	-	-	-	-	98,491
Repurchase of common stock	-	-	-	-	-	-	-	-	-	-	-	(190)	(190)
Balance at December 31, 2004	3,843	40,646	21,395	-	-	-	9,385	17,439,314	-	(17,783,801)	-	(1,029)	(270,247)
Net loss	-	-	-	-	-	-	-	-	-	(4,365,803)	-	-	(4,365,803)
Recapitalization	(3,843)	(40,646)	(21,395)	-	15,896	-	(7,082)	57,070	-	-	-	-	-
Amortization of unearned compensation	-	-	-	-	-	626	-	280,627	-	-	-	-	281,253
Issuance of capital	-	-	-	-	-	8,909	-	3,932,297	-	-	-	-	3,941,206
Issuance of warrants for loan costs	-	-	-	-	-	-	-	128,852	-	-	-	-	128,852
Options issued	-	-	-	-	-	-	-	687	-	-	-	-	687
Issuance of shares in lieu of expenses	-	-	-	-	-	-	-	(8,900)	-	-	-	-	(8,900)
Shares purchased	-	-	-	-	-	-	1	487	-	-	-	-	488
Retire treasury stock	-	-	-	-	-	-	-	-	-	-	-	1,029	1,029
Balance at December 31, 2005	$-	$-	$-	$-	$15,896	$9,535	$2,304	$21,830,434	$-	$(22,149,604)	$-	$-	$(291,435)

See accompanying notes.

4

Proficient Systems, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2005 and 2004

	2005	2004
Cash Flows from Operating Activities
Net loss	$(4,365,803)	$(4,554,625)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	499,509	289,279
Amortization of unearned compensation	281,253	154,255
Stock issued for services	128,852	17,500
Changes in operating assets and liabilities:
Receivables	(321,660)	98,180
Inventory	136,800	(136,801)
Other current assets	(64,910)	(14,483)
Other assets	(138,780)	-
Accounts payable	(51,584)	115,928
Accrued expenses	74,873	94,823
Deferred revenue	138,886	174,139
Other	13,859	71,691
Net cash used in operating activities	(3,668,705)	(3,690,114)

Cash Flows from Investing Activities
Acquisition of property and equipment	(749,814)	(418,291)
Other	-	450
Net cash used in operating activities	(749,814)	(417,841)

Cash Flows from Financing Activities
Proceeds from long-term debt	357,014	-
Proceeds from bridge financing	900,000	-
Proceeds from issuance of stock, net	3,941,206	136,815
Payments on capital lease	(48,297)	(42,915)
Net cash provided by financing activities	5,149,923	93,900

Net change in cash	731,404	(4,014,055)

Cash at beginning of year	334,990	4,349,045

Cash at end of year	$1,066,394	$334,990

See accompanying notes.

5

Proficient Systems, Inc.
Notes to Financial Statements

1. Description of the Business and Basis of Presentation

Proficient Systems, Inc. (the “Company” or “Proficient”) was incorporated in the state of Georgia on November 2, 2000. The Company was reorganized effective February 10, 2005, as further described in Note 5. Proficient develops software that will be the infrastructure for connecting a network of accredited, experienced and product-knowledgeable sales personnel with opportunities to sell complex goods and services more effectively in a variety of consultative, online transactional environments. The Company has chosen to initially develop an enterprise software solution connecting its customers’ salespeople to their web sales sites and giving them the tools to interact with their customers. Proficient has targeted specific industries that sell products online that would benefit from interactive sales assistance.

The Company has an accumulated deficit from losses incurred since inception. From its inception, the Company has been dependent upon funding from its stockholders to meet its operational needs. Management is in the process of raising capital and believes the Company will be able to obtain adequate additional funding to continue its operations and expand its sales and marketing capabilities. Without such additional funding, the Company may have to discontinue operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers short-term investments with original maturity dates of 90 days or less at the date of purchase to be cash equivalents. On occasion, the Company maintains balances at federally insured depositories in excess of insured limits. Management monitors the soundness of the financial institutions and believes its exposure to loss is minimal.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and accounts receivable. Cash equivalents are held primarily with one financial institution. The Company has recorded no allowance for doubtful accounts against the accounts receivable balances. The Company provides an allowance for doubtful accounts against accounts receivable balances based on review of the current status of existing receivables, historical collection experience, and management’s evaluation of the effect of existing economic conditions. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Receivables are charged to the allowance account when deemed to be uncollectible.

For the year ended December 31, 2005, two customers collectively accounted for approximately 49% of revenue. Included in accounts receivable at December 31, 2005 was approximately $100,000 related to these customers.

6

Proficient Systems, Inc.
Notes to Financial Statements

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value due to the short maturity of these instruments. The carrying value of debt approximates its fair value since the debt bears interest at market rates.

Property and Equipment

Property and equipment, which includes assets held under capital leases, are stated at cost. Computer equipment is depreciated using the double-declining balance method over three years. Leasehold improvements are amortized over the remaining life of the tenant lease. All other property and equipment is depreciated using the straight-line method over the estimated life of the asset, ranging from 3 to 7 years.

If facts and circumstances indicate that the remaining property and equipment or other assets may be impaired, an evaluation of continuing value would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with these assets would be compared to their carrying amount to determine if a write down to fair value or discounted cash flow value is required.

Marketing and Advertising Costs

Marketing and advertising costs are expensed in the period in which they are incurred. The Company incurred $254,208 and $243,034 for the years ended December 31, 2005 and 2004, respectively.

Income Taxes

The Company accounts for income taxes using the liability method in accordance with FASB Statement 109, Accounting for Income Taxes. Under the liability method, the Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Using the enacted tax rates in effect for the year in which the differences are expected to reverse, deferred tax liabilities and assets are determined based on the differences between the book basis for financial reporting and the tax basis of an asset or liability.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenue consists primarily of fees from subscription agreements for providing hosted software and services. The Company also derives revenue from the licensing of software; fees from consulting, implementation and training services (collectively, “professional services”), plus customer support services and software enhancement.

Fees from subscription agreements are recognized ratably over the term of the agreement.

7

Proficient Systems, Inc.
Notes to Financial Statements

The Company recognizes software license revenue under Statement of Position No. 97-2, Software Revenue Recognition (“SOP 97-2”), as amended by Statement of Position No. 98-9, Software Revenue Recognition, With Respect to Certain Transactions (“SOP 98-9”), specifically when the following criteria are met: (1) a signed contract is obtained; (2) delivery of the product has occurred; (3) the license fee is fixed or determinable; and (4) collectibility is probable. SOP 98-9 requires recognition of revenue using the “residual method” when (1) there is vendor-specific objective evidence of the fair values of all undelivered elements in a multiple-element arrangement that is not accounted for using long-term contract accounting; (2) vendor-specific objective evidence of fair value does not exist for one or more of the delivered elements in the arrangement; and (3) all revenue-recognition criteria in SOP 97-2, other than the requirement for vendor-specific objective evidence of the fair value of each delivered element of the arrangement are satisfied. For those contracts that contain significant customization or modifications, license revenue would be recognized under the percentage of completion method. Software enhancement subscriptions, which consist of fees for the license of the Company’s software and maintenance of the software and related hardware, are generally paid monthly and recognized ratably over the term of the arrangement.

Fees from professional services performed by the Company are generally billed on an hourly basis, and revenue is recognized as the services are performed. Revenue related to fixed-fee based contracts is recognized on a percent complete basis based on the hours incurred. Project losses are provided for in their entirety in the period in which they become known. Revenue related to customer support services and hosting services are generally paid in advance and recognized ratably over the term of the agreement, typically 12 months.

Deferred revenue represents amounts billed or collected in advance of the applicable subscription period or prior to complete performance of professional services, customer support services or other significant obligations that remain under license agreements.

Software Development Costs

Software development costs incurred prior to the establishment of technological feasibility are expensed as incurred. Proficient defines establishment of technological feasibility as the completion of a working model. Software development costs incurred subsequent to the establishment of technological feasibility through the period of general market availability of the products are capitalized, if material, after consideration of various factors, including net realizable value. To date, software development costs that are eligible for capitalization have not been material and have been expensed. Total software development costs expensed were $1,105,696 and $1,389,197 for the years ended December 31, 2005 and 2004, respectively.

Stock Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees (APB 25) and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FAS 123, Accounting for Stock Based Compensation, requires use of option valuation models that were not developed for use in valuing employee stock options. The Company will adopt FAS 123R Share-Based Payment in 2006, which will require the Company to expense the estimated fair value of options granted after adoption of FAS 123R

8

Proficient Systems, Inc.
Notes to Financial Statements

Pro forma information regarding net income or loss is required by FAS 123, which also requires that the information be determined as if the Company had accounted for its employee stock options granted since inception under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for options granted in 2005: weighted average risk-free interest rate of 4.4%; volatility of 60%; a dividend yield of 0%; and weighted-average expected life of the options of 9.2 years. The resulting compensation cost related to vesting options for 2005 and 2004 was estimated at $149,000 and $143,000, resulting in a pro forma net loss as if the Company had adopted FASB Statement No. 123 of $(4,565,000) and $(4,698,000) for the years ended December 31, 2005 and 2004, respectively.

Impact of Recently Issued Accounting Standards

In December 2004 the FASB issued FAS 123R, Share-Based Payment. This Statement is a revision of FAS 123, Accounting for Stock-Based Compensation. This Statement supersedes APB 25, Accounting for Stock Issued to Employees, and its related implementation guidance. FAS 123R is effective for grants as of the beginning of the first annual reporting period that begins after December 15, 2005. Upon adoption of this Statement, the Company will measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of those instruments. FAS 123R permits nonpublic companies the option to continue to account for its existing options under APB 25 / FAS 123. The Company expects to adopt this Statement during 2006.

3. Financing Arrangements

Equipment Loan

On June 30, 2005, the Company entered into a note agreement with a bank providing for borrowings of $750,000. Interest accrues on borrowings at the bank’s prime rate plus 2%. The arrangement provides for payments of interest only through December 31, 2005, at which time unpaid principal is due monthly in an amount equal to 1/24 of the principal balance at December 31, 2005. The note is secured by an interest in corporate assets. At December 31, 2005, borrowings totaled $357,014.

Bridge Financing

On December 30, 2005 the Company entered into a financing arrangement with certain parties, all of which are stockholders or affiliates of stockholders, to fund working capital requirements. The agreement provided for maximum borrowing of $2,500,000, funded over a series of closings, the first of which occurred in December 2005. The agreement requires the Company to issue the lender warrants to purchase shares of Series B Preferred stock in an amount equal to 20% of the value of the funding, divided by $4.49, at each closing. When entering into this agreement, the Company also restated its Articles of Incorporation to provide certain anti-dilution and preemptive rights protections to existing shareholders.

The first funding, which occurred on December 30, 2005 was for $900,000. The note provides for interest at an annual rate of 12%, paid annually; and a security interest in corporate assets (subordinate to the equipment note described above). All unpaid principal and accrued interest are due March 31, 2008.

Warrants for the purchase of 40,087 shares of Series B Preferred shares at a strike price of $4.49 per share were issued as a part of the financing.

9

Proficient Systems, Inc.
Notes to Financial Statements

4. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax assets and liabilities as of December 31, 2005 and 2004 are as follows:

	2005	2004
Deferred income tax assets:
Net operating loss carryforwards	$8,297,000	$6,589,000
Depreciation	121,000	51,000
Less valuation allowance	(8,418,000)	(6,640,000)
Net deferred income taxes	$-	$-

For federal income tax purposes at December 31, 2005 the Company has net operating loss carryforwards of approximately $21.8 million that begin expiring in 2020. A full valuation allowance was recorded against the net deferred tax asset given the uncertainty regarding the realization of the net deferred tax asset. The amount of net operating losses available to offset future taxable income may be limited due to changes in ownership.

5. Stockholders’ Equity

On February 10, 2005 Proficient accomplished a reorganization of its capital structure. Proficient’s Articles of Incorporation and Bylaws were amended and restated as a part of this reorganization. A general description of this reorganization is included below; readers of these financial statements should refer to the Agreement and Plan of Merger dated February 10, 2005 for a complete description of the reorganization.

As a result of the reorganization, all pre-reorganization issued and outstanding shares were converted into new shares at the following ratios:

Old Shares	Conversion Ratio Old Shares : New Shares

Common	1: .240 New common
Series A Convertible Preferred and Series A-1 Convertible Preferred	1: .120 New Series A Preferred
Series B Convertible Preferred	1: .250 New Series A Preferred
Series C Convertible Preferred	1: .250 New Series A Preferred

All issued and outstanding options and warrants to purchase shares were also converted at the above ratios.

All further references to the Company’s equity refer to the recapitalized equity structure.

Capital stock is authorized at 30,000,000 shares, of which 20,000,000 shares are $0.01 par common and 10,000,000 are $0.01 par preferred. Of the preferred stock, 1,597,671 shares are designated Series A Preferred, and 1,057,907 are designated Series B Preferred.

10

Proficient Systems, Inc.
Notes to Financial Statements

During 2005 the Company issued 890,869 shares of Series B Preferred shares for gross proceeds of $4,000,002.

At December 31, 2005 shares issued and outstanding were as follows:

Equity Issue	Issued and Outstanding

Common	230,395
Series A Preferred	1,589,639
Series B Preferred	964,645

Dividends
If declared, dividends are first paid on Series B Preferred shares at a rate of 8% per share, per year, noncumulative. After Series B Preferred dividends are fully paid, Series A Preferred shares are entitled to dividends at 8% per share, per year, noncumulative. Any remaining dividends are allocated ratably among Series A Preferred, Series B Preferred, and common shares.

Liquidation Preference
In the event of liquidation, Series B Preferred holders receive the Original Series B issue price plus declared but unpaid dividends. After Series B Preferred holders are fully paid, Series A Preferred holders receive the Original Series A issue price plus declared but unpaid dividends. Any remaining assets are then distributed ratably among the Series A Preferred, Series B Preferred, and common shares.

Redemption
None of the Series A Preferred or Series B Preferred shares are redeemable.

Conversion
Preferred shares are convertible into common shares under a formula described in the revised Articles of Incorporation.

Voting Rights
Preferred stockholders generally vote along with the common stockholders as if their Preferred shares were converted to common shares.

6. Equity Awards

The Company’s Board of Directors adopted the Stock Option, Management Incentive, and Director Option Plan (collectively known as the “Plan”) that provides for grants of incentive stock options and non-qualified stock options to employees and to outside consultants to purchase a total of 895,463 shares of the Company’s Common Stock as of December 31, 2005. The stock options granted to employees generally vest over a four-year period with 25% exercisable on the first anniversary of the date of grant and the remaining 75% vesting monthly at a rate of 1/48 for 36 months. Stock options to employees generally expire ten years from the date of grant. Non-qualified stock options granted to consultants and advisors generally vest immediately and expire seven years from the date of grant. Options granted to directors vest immediately and expire in ten years.

During 2005 the Plan was restated to conform to the recapitalization described in Note 5.

11

Proficient Systems, Inc.
Notes to Financial Statements

Common Stock Options

The following table summarizes the Company’s common stock option activity:

	Non- Qualified Stock Options	Weighted-Average Exercise Price Per Share

Outstanding at December 31, 2003 (before recapitalization)	1,382,174	$0.63
Granted (before recapitalization)	186,704	$0.25
Forfeited (before recapitalization)	(18,850)	$1.04
Outstanding at December 31, 2004 (before recapitalization)	1,550,028	$0.58

Granted prior to recapitalization	1,000	$0.25
Forfeited prior to recapitalization	(12,000)	$0.95
Outstanding prior to recapitalization	1,539,028	$0.58

Outstanding after recapitalization	369,366	$1.12
Granted after recapitalization	517,430	$1.12
Forfeited after recapitalization	(89,364)	$1.12
Exercised after recapitalization	(144)	$1.12
Outstanding at December 31, 2005	797,288	$1.12

Exercisable at December 31, 2004 (before recapitalization)	729,971	$0.68
Exercisable at December 31, 2005	204,959	$1.12

The weighted-average remaining contractual life of the stock options outstanding as of December 31, 2005 and 2004 is 8.4 years and 8.3 years, respectively.

Series A Options

As a part of the recapitalization, 2,132 Old Series B options were converted to 533 New Series A options, with a strike price of $8.90 per share. These options are fully vested and expire in November 2011.

Other Grants

On November 14, 2001, the Company granted to key executives options to acquire 96,068 shares of Old Series B at an exercise price of $2.225 per share. On November 1, 2002, the Company granted to a key executive an additional 117,977 options to acquire Old Series B stock at an exercise price of $2.225 per share. These executive Old Series B options were cancelled in November 2003 and March 2004 and replaced with 157,303 and 7,866 shares of Old Series C stock, respectively. In addition, 78,652 shares of Old Series C stock were granted as compensation for the November 2003 to October 2004 time period and are being amortized into expense over this time period.

12

Proficient Systems, Inc.
Notes to Financial Statements

As of November 2004 the Company entered into an employment agreement with a key executive providing for equity compensation paid quarterly through December 31, 2007. The amount of compensation is computed using a formula based on the most recent price of the most senior preferred stock of the Company. During 2005 27,840 Series B Preferred shares were issued under this arrangement.

The Company recorded compensation expense related to these items in 2005 and 2004 of $250,000 and $162,678, respectively.

As described in Note 3, during 2005 warrants for the purchase of 40,087 shares of Series B Preferred shares at a strike price of $4.49 per share were issued.

7. Employee Benefits

On January 1, 2001, the Company established a 401(k) plan that covers substantially all employees. Employees who are eligible to participate under the plan can contribute up to 20% of their base salary (up to an amount limited by statute) and any employer matching contribution is discretionary. There were no Company contributions to the 401(k) plan for the years ending December 31, 2005 and 2004.

8. Lease Commitments

During January 2001, the Company entered into a 24-month operating lease for office space from February 2001 through February 2003. During February 2003, the Company renewed the lease for their office space and entered into a 36-month operating lease from February 2003 through February 2007. Rent expense for these leases totaled $245,565 and $246,152, for the years ending December 31, 2005 and 2004, respectively.

Future minimum rental payments (excluding any estimate of operating costs and considering the lease renewal in February 2003) under noncancellable operating leases with terms of one year or more at December 31, 2005 were not significant.

9. Capital Leases

During the year ended December 31, 2003, the Company entered into a capital lease agreement to finance computer hardware. The capital lease bears interest at 17.9% per year and has a term of 36 months. The related computer hardware secures the capital lease. The remaining unpaid principal is due to be repaid during 2006.

The net book value of assets under capital lease was insignificant at December 31, 2005 and 2004, respectively.

13

Proficient Systems, Inc.
Notes to Financial Statements

10. Subsequent Event

As of February 1, 2006, the Company formed a wholly owned subsidiary based in the United Kingdom.  On the same date, this subsidiary acquired a majority interest in a UK company that is dedicated to selling and servicing the Company's products for customers in Europe.  In the event of certain circumstances involving a change of control of the Company, the minority shareholders of this UK subsidiary have certain rights to receive a portion of the proceeds that otherwise would go to selling shareholders.

14